Exhibit 99.1

Moderna Announces Pricing of Public Offering of Shares of Common Stock

CAMBRIDGE, Mass., May 18, 2020 — Moderna, Inc. (Nasdaq: MRNA), a clinical stage biotechnology company pioneering messenger RNA (mRNA) therapeutics and vaccines to create a new generation of transformative medicines for patients, today announced the pricing of an underwritten public offering of 17,600,000 shares of common stock at a public offering price of $76.00 per share, before underwriting discounts and commissions. In addition, Moderna has granted the underwriters a 30-day option to purchase up to an additional 2,640,000 shares of common stock at the public offering price, less underwriting discounts and commissions. All shares of common stock are being offered by Moderna. Gross proceeds from the offering will be approximately $1.34 billion. The offering is expected to close on or about May 21, 2020, subject to the satisfaction of customary closing conditions.

Morgan Stanley is acting as sole book-running manager for the offering.

A registration statement on Form S-3 (including a preliminary prospectus describing the terms of the offering) relating to these securities has been filed with the Securities and Exchange Commission (SEC) and has become effective. The offering will be made only by means of a prospectus. A copy of the final prospectus relating to the offering will be filed with the SEC and may be obtained, when available, from Morgan Stanley & Co. LLC, by mail at Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Moderna

Moderna is advancing messenger RNA (mRNA) science to create a new class of transformative medicines for patients. mRNA medicines are designed to direct the body’s cells to produce intracellular, membrane or secreted proteins that can have a therapeutic or preventive benefit and have the potential to address a broad spectrum of diseases. The company’s platform builds on continuous advances in basic and applied mRNA science, delivery technology and manufacturing, providing Moderna the capability to pursue in parallel a robust pipeline of new development candidates. Moderna is developing therapeutics and vaccines for infectious diseases, immuno-oncology, rare diseases and cardiovascular diseases, independently and with strategic collaborators.

Headquartered in Cambridge, Mass., Moderna currently has strategic alliances for development programs with AstraZeneca PLC and Merck & Co., Inc., as well as the Defense Advanced Research Projects Agency (DARPA), an agency of the U.S. Department of Defense, and the Biomedical Advanced Research and Development Authority (BARDA), a division of the Office of the Assistant Secretary for Preparedness and Response (ASPR) within the U.S. Department of Health and Human Services (HHS). Moderna has been ranked in the top ten of Science’s list of top biopharma industry employers for the past five years.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including regarding Moderna’s public offering; future expectations, plans and prospects for Moderna and the timing of these events; and Moderna’s strategy, business plans and focus. In some cases, forward-looking statements can be identified by terminology such as “will,” “may,” “should,” “could”, “expects,” “intends,” “plans,” “aims,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond Moderna’s control and which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. These risks, uncertainties, and other factors include, among others: uncertainties related to market conditions; the completion of the public offering on the anticipated terms or at all; and those other risks and uncertainties described under the heading “Risk Factors” in Moderna’s most recent Quarterly Report on Form 10-Q filed with the SEC, the preliminary prospectus related to the public offering and in subsequent filings made by Moderna with the SEC. Except as required by law, Moderna disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information, future developments or otherwise. These forward-looking statements are based on Moderna’s current expectations and speak only as of the date hereof.

Moderna Contacts:

Media:

Colleen Hussey

Senior Manager, Corporate Communications

203-470-5620

Colleen.Hussey@modernatx.com

Investors:

Lavina Talukdar

Head of Investor Relations

617-209-5834

Lavina.Talukdar@modernatx.com